As filed with the Securities and Exchange Commission on November 19, 1998

                          Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Covenant Transport, Inc.
             (Exact name of registrant as specified in its charter)


           Nevada                                     88-0320154
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

              400 Birmingham Highway, Chattanooga, Tennessee 37419
               (Address of Principal Executive Offices) (Zip Code)

         Covenant Transport, Inc. 1998 Non-Officer Incentive Stock Plan
                            (Full title of the plan)

                                 David R. Parker
                Chairman, President, and Chief Executive Officer
                            Covenant Transport, Inc.
                             400 Birmingham Highway
                          Chattanooga, Tennessee 37419
                                  (423)821-5442
           (Name, address, and telephone number of agent for service)

                                 With Copies To:
                                 Mark A. Scudder
                             Scudder Law Firm, P.C.
                        411 South 13th Street, Suite 200
                             Lincoln, Nebraska 68508
                                 (402) 435-3223

Approximate date of proposed commencement date of sales pursuant to the plan: as soon as practicable after the effective date of this registration statement.



                         CALCULATION OF REGISTRATION FEE

                                          Proposed maximum     Proposed maximum
Title of securities to be  Amount to be    offering price     aggregate offering      Amount of
   registered               registered         share                  price       registration fee
Class A Common Stock       200,000 shares    $16.3125 <F1>       $3,262,500 <F1>       $907
($0.01 par value)

<F1>  Estimated  pursuant  to Rule  457(c)  of the  Securities  Act of 1933,  as
      amended (the "Securities Act") solely for purposes of calculating the registration fee. The price is based upon the average of high and low prices of Covenant Transport, Inc. Class A Common Stock on November 18, 1998, as reported on The Nasdaq National Market.


                                                               Page 1 of 5 pages

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Rule 428 under the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

      a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

      b. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998, and September 30, 1998; and

      c. The description of the Registrant's Class A Common Stock contained under the caption Description of Registrant's Securities to be Registered in the Registrant's registration statement on Form 8-A filed September 30, 1994, which incorporates by reference the information under the heading Description of Capital Stock in the prospectus dated October 28, 1994, included in the Registrant's Registration Statement on Form S-1 (No. 33-82978, effective October 28, 1994), including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.     INTEREST OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article VII of the Registrant's Articles of Incorporation ("Articles") and
Article X of the Registrant's Bylaws provide that the Registrant's directors and officers shall be indemnified against liabilities they may incur while serving in such capacities to the fullest extent allowed by the Nevada General Corporation Law. Under these indemnification provisions, the Registrant is required to indemnify

                                                               Page 2 of 5 pages

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its directors and officers against any reasonable expenses (including attorneys'
fees) incurred by them in the defense of any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which they were made a party, or in defense of any claim, issue, or matter therein, by reason of the fact that they are or were a director or officer of the Registrant or while a director or officer of the Registrant are or were serving at the Registrant's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other
enterprise  unless  it  is  ultimately   determined  by  a  court  of  competent
jurisdiction that they failed to act in a manner they believed in good faith to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal proceeding, had reasonable cause to believe their conduct was lawful. The Registrant will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the Registrant. The Articles provide that the Registrant may, through indemnification agreements, insurance, or otherwise,
provide   additional   indemnification.   The   Registrant   has  entered   into
indemnification agreements with its directors and officers, pursuant to which the Registrant agrees to indemnify such persons to the maximum extent against expense or loss arising from any action, suit, or proceeding brought by reason of the fact that any person is a director or officer of the Registrant.

      Article VI of the Registrant's Articles eliminates, to the fullest extent permitted by law, the liability of directors and officers for monetary or other damages for breach of fiduciary duties to the Registrant and its stockholders as a director or officer.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.     EXHIBITS


Exhibit No.                               Exhibit
4.1          Restated  Articles of  Incorporation  of Covenant  Transport,  Inc.
             (incorporated  by  reference  to  Exhibit  3.1 to the  Registration
             Statement on Form S-1, File No. 33-82978 (the "Form S-1")).
4.2          Amended  Bylaws  of  Covenant  Transport,   Inc.  (incorporated  by
             reference to Exhibit 3.2 to the Form S-1).
5            Opinion of Scudder Law Firm,  P.C. as to the validity of the shares of Class A Common Stock, par value $0.01 per share.*
23.1         Consent of PricewaterhouseCoopers LLP*
23.2         Consent of Scudder Law Firm, P.C. (contained in Exhibit 5 hereto).
24           Power of Attorney*
99           Covenant Transport, Inc. 1998 Non-Officer Incentive Stock Plan*

      * Filed herewith



                                                               Page 3 of 5 pages

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ITEM 9.     UNDERTAKINGS

           a.     Rule 415 Offering.  The Registrant hereby undertakes:

                 1. To file,  during  any  period  in which  offers or sales are
           being  made,  a  post-  effective   amendment  to  this  registration
           statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To  reflect in the  prospectus  any facts or events
                 arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material  information  with respect
                 to the plan of  distribution  not  previously  disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 2. That, for the purpose of determining any liability under the
            Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 3. To remove  from  registration  by means of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           b.  Filing   incorporating   subsequent  Exchange  Act  documents  by
      reference. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           c. Request for acceleration of effective date or filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the

                                                               Page 4 of 5 pages

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      Registrant will,  unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chattanooga, State of Tennessee November 19, 1998.


                                COVENANT TRANSPORT, INC.


                                By: /s/ Heidi Hornung Scherr, attorney-in-fact David R. Parker, Chairman of the Board, President, and Chief Executive Officer



            Signature                                         Title                               Date
                                             Chairman of the Board, President, and
/s/ Heidi Hornung Scherr, attorney-in-fact   Chief Executive Officer (principal             November 19, 1998
David R. Parker                              executive officer)

/s/ Heidi Hornung Scherr, attorney-in-fact   Treasurer and Chief Financial Officer          November 19, 1998
Joey B. Hogan                                (principal financial and accounting officer)

/s/ Heidi Hornung Scherr, attorney-in-fact
R. H. Lovin, Jr.                             Director                                       November 19, 1998

/s/ Heidi Hornung Scherr, attorney-in-fact
Michael W. Miller                            Director                                       November 19, 1998

/s/ Heidi Hornung Scherr, attorney-in-fact
William T. Alt                               Director                                       November 19, 1998

/s/ Heidi Hornung Scherr, attorney-in-fact
Hugh O. Maclellan, Jr.                       Director                                       November 19, 1998

/s/ Heidi Hornung Scherr, attorney-in-fact
Mark A. Scudder                              Director                                       November 19, 1998

/s/ Heidi Hornung Scherr, attorney-in-fact
Robert E. Bosworth                           Director                                       November 19, 1998



                                                               Page 5 of 5 pages

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Exhibit No.                               Exhibit
4.1          Restated  Articles of  Incorporation  of Covenant  Transport,  Inc.
             (incorporated  by  reference  to  Exhibit  3.1 to the  Registration
             Statement on Form S-1, File No. 33-82978 (the "Form S-1")).
4.2          Amended  Bylaws  of  Covenant  Transport,   Inc.  (incorporated  by
             reference to Exhibit 3.2 to the Form S-1).
5            Opinion of Scudder Law Firm,  P.C. as to the validity of the shares of Class A Common Stock, par value $0.01 per share.*
23.1         Consent of PricewaterhouseCoopers LLP*
23.2         Consent of Scudder Law Firm, P.C. (contained in Exhibit 5 hereto).
24           Power of Attorney*
99           Covenant Transport, Inc. 1998 Non-Officer Incentive Stock Plan*

      * Filed herewith




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